 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN VALUE INVESTORS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MUTUAL FUND PROXY FACT SHEET FOR: FRANKLIN MIDCAP VALUE FUND (a series of Franklin Value Investors Trust)

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	JULY 21, 2017	OFFICES OF FRANKLIN VALUE INVESTORS TRUST
Mail Date	AUGUST 22, 2017	ONE FRANKLIN PARKWAY
Meeting Date	OCTOBER 27, 2017 @ 10:00 AM PDT	SAN MATEO, CALIFORNIA 94403
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 3	Inbound Line	1-866-796-6899
CUSIP	SEE PAGE 3	Website	www.franklintempleton.com

Note: Capitalized terms used herein and not defined are used with the meanings given them in the MidCap Fund's Prospectus/Proxy Statement.

What are Shareholders being asked to vote on?

To approve a Plan of Reorganization between the Franklin MidCap Value Fund (the “MidCap Fund”) and the Franklin Small Cap Value Fund (the “Small Cap Fund”), each a series of Franklin Value Investors Trust (the “Trust”), that provides for: (i) the acquisition of substantially all of the assets of the MidCap Fund by the Small Cap Fund in exchange solely for shares of the Small Cap Fund; (ii) the distribution of such shares to the shareholders of the MidCap Fund; and (iii) the complete liquidation and dissolution of the MidCap Fund.

THE BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – A VOTE “FOR” THE PLAN OF REORGANIZATION

Why are shareholders being asked to approve a Plan of Reorganization between the MidCap Fund and the Small Cap Fund?

At a meeting of the Board on May 22, 2017, Management recommended to the Board that it approve the reorganization of the MidCap Fund with and into the Small Cap Fund.  Management recommended the Transaction because, if approved, shareholders of the MidCap Fund will become shareholders of a Fund with the same investment goal and management style, similar principal investment strategies and risks, lower annual fund operating expenses, better overall historical investment performance on a total return basis, and more favorable sales prospects.  In addition, shareholders of the Small Cap Fund potentially could benefit from the Transaction to the extent that the Small Cap Fund receives certain securities it would otherwise acquire for its portfolio from the MidCap Fund without incurring transaction costs.

What will happen to my shares if the Reorganization is approved?

If the Transaction is completed, you will cease to be a shareholder of the MidCap Fund and become a shareholder of the Small Cap Fund. Shareholders of the MidCap Fund will receive Class A, Class C, Class R and Advisor Class shares of the Small Cap Fund with an aggregate net asset value equivalent to their investment in the corresponding class of shares of the MidCap Fund.

Will fees and expenses increase as a result of the Reorganization?

The Small Cap Fund has an investment management fee that is lower than the MidCap Fund’s investment management fee at all net asset levels. The MidCap Fund’s shareholders will experience a reduction in the overall total expense ratio that applies to their investment if the MidCap Fund is reorganized into the Small Cap Fund.

For Internal Distribution Only	Page 1

Are there significant differences between the investment goals, strategies, & policies of the Funds?

The MidCap Fund and the Small Cap Fund have identical investment goals, and similar principal investment strategies and policies, but there are some differences.

Will the people who handle the day-to-day management of the Fund change as a result of the Reorganization?

Each Fund is managed by the same team of dedicated professionals focused on investments in equity securities.  The portfolio managers have responsibility for the day-to-day management of the Funds and operate as a team to develop ideas and implement investment strategies for the Funds.

How do the redemption procedures and exchange privileges of the Funds compare?

The Funds have the same redemption procedures and exchange privileges.

What is the anticipated timing of the Transaction?

The Meeting is scheduled to occur on October 27, 2017.  If all necessary approvals are obtained, the Transaction will likely be completed on December 4, 2017.

Will shareholders incur any sales charges in connection with the Reorganization?

Holders of Class A shares of the MidCap Fund will not be assessed a sales charge on their receipt of the Small Cap Fund Class A shares in connection with the Transaction.  No CDSC will be charged to the MidCap Fund’s shareholders in connection with the exchange of their shares pursuant to the terms of the Transaction.

Will the redemption procedures and exchange privileges change as a result of the Reorganization?

Each Fund offers the same redemption features pursuant to which redemption proceeds are remitted by check after prompt receipt of proper documents, including signature guarantees under certain circumstances.   Each Fund has the same exchange privileges. You can exchange shares between most Franklin Templeton funds within the same class, generally without paying any additional sales charge.

What happens if the Transaction is not approved?

If the Transaction is not approved by the MidCap Fund’s shareholders or does not close for any reason, such shareholders will remain shareholders of the MidCap Fund, and the MidCap Fund will continue to operate.  The Board then will consider such other actions as it deems necessary or appropriate, including possible liquidation, for the MidCap Fund.

What are the federal income tax consequences of the Transaction?

The Transaction is intended to qualify as a tax-free reorganization for federal income tax purposes, and the delivery of a legal opinion to that effect is a condition of closing the Transaction, although there can be no assurance that the Internal Revenue Service will adopt a similar position.  Shareholders should consult their tax adviser about state and local tax consequences of the Transaction, if any, because the information about tax consequences in the Prospectus/Proxy Statement relates only to the federal income tax consequences of the Transaction.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL

For Internal Distribution Only	Page 2

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/FTproxy

NAME OF FUND	CUSIP	CLASS	TICKER
Franklin MidCap Value Fund	355 148 818	A	FMVAX
Franklin MidCap Value Fund	355 148 792	C	FMVCX
Franklin MidCap Value Fund	355 148 784	R	FMVRX
Franklin MidCap Value Fund	355 148 776	Advisor	FMVZX

Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the MidCap Fund’s Prospectus/Proxy Statement.

AST Fund Solutions, LLC is mentioned on pages 8 and 38 of the proxy statement.
The expenses of entering into and carrying out the provisions of the Plan shall be borne as follows: each Fund will pay 25% of the costs of the Reorganization. Franklin Advisory Services, LLC, the investment manager for each Fund, will pay 50% of the costs of the Reorganization.

For Internal Distribution Only	Page 3

Franklin MidCap Value Fund Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Franklin MidCap Value Fund. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on October 27, 2017.

Have you received the information?

(Pause for response)

If “Yes” or positive response: If you're not able to attend the meeting, I can record your voting instructions by phone. The Board of Trustees unanimously recommends a vote “For” the proposal.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. The Board of Trustees unanimously recommends a vote “For” the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Franklin MidCap Value Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

 For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of your vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 8-1-2017